Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES SECOND QUARTER FISCAL YEAR 2010 RESULTS

RUTLAND, VERMONT (December 2, 2009)— Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported financial results for the second quarter of its 2010 fiscal year.

Highlights of the quarter include:

•                  Free cash flow* for the quarter was up $3.7 million from the same quarter last year;

•                  Adjusted EBITDA* for the quarter was $34.7 million, with Adjusted EBITDA margin of 25.9 percent up 170 basis points from the same quarter last year;

•                  Recycling commodity prices strengthened sequentially for the third straight quarter; successful solid waste operating efficiency programs continued to offset volume weakness from economic slowdown.

“With the solid waste group generating stable cash flows and the recycling group rebounding with strengthening commodity prices, our business continues to exhibit resiliency through the economic downturn,” John W. Casella, chairman and CEO of Casella Waste Systems, said.

“Our successful solid waste operating efficiency initiatives are helping to offset continued weakness in economically sensitive volumes, with solid waste Adjusted EBITDA margins up over the same period last year,” Casella said.  “Roll-off pulls and construction and demolition waste were down against tough first half year-over-year comparisons.  These volumes have generally stabilized, and are following the typical seasonal trends through the first half of the fiscal year.”

“Our recycling group’s performance improved again sequentially in the second quarter as a result of higher commodity prices and cost efficiencies gained through best practice initiatives,” Casella said.  “On average, commodity prices are up 16 percent from the first quarter of our fiscal year 2010, but are still down 41 percent from the second quarter of our fiscal year 2009 when commodity prices were at multi-year highs.  Our successful risk programs continue to mitigate recycling cash flow volatility with floating revenue shares, variable tipping fees, index purchases, financial hedges, floor prices, and fixed price contracts.”

Second Quarter Financial Results

For the quarter ended October 31, 2009, the Company reported revenues of $133.7 million, down $23.8 million or 15.1 percent from the same quarter last year.

Solid waste revenues were down $15.7 million or 13.4 percent over the same quarter last year with price up 1.5 percent, fuel and oil recovery fees down 2.7 percent, volume down 9.5 percent, and commodity price and volume down 3.0 percent.  Solid waste collection price was up 4.3 percent as a percentage of collection revenues over the same quarter last year.  The decline in solid waste volumes

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was the result of a 4.5 percent decline in collection volumes, a 3.2 percent decline in disposal volumes, a 0.3 percent decline in power generation, and a 1.5 percent decline in processing and recycling volumes.  FCR revenues were down $9.0 million or 28.3 percent over the same quarter last year with price down 22.1 percent and volume down 6.2 percent.

The Company’s net loss applicable to common shareholders was ($1.6) million, or ($0.06) per common share in the quarter, compared to net income of $2.1 million, or $0.08 per share for the same quarter last year.  Operating income was $13.9 million for the quarter, down $2.1 million from the same quarter last year.

Net cash provided by operating activities in the quarter was $15.9 million, down $3.5 million from the same quarter last year. The Company’s Adjusted EBITDA* was $34.7 million for the quarter, down $3.4 million from the same quarter last year.  Adjusted EBITDA margin was 25.9 percent for the quarter up 170 basis points from the same quarter last year. The Company’s free cash flow* in the quarter was ($1.5) million, up $3.7 million from the same quarter last year.

Six Months Financial Results

For the six months ended October 31, 2009, the company reported revenues of $266.8 million, down 15.4 percent from the same period last year. The Company’s net loss applicable to common shareholders was ($4.3) million, or ($0.17) per common share for the six month period, compared to net income of $4.2 million, or $0.16 per share for the same period last year.

Net cash provided by operating activities for the six month period was $40.6 million, up $1.4 million compared to the same period last year.  Adjusted EBITDA was $66.1 million for the six month period, down $9.6 million from the same period last year. The company’s free cash flow for six months period was $3.6 million, up $16.3 million from the same period last year.

Fiscal 2010 Outlook

The Company reconfirms its June 15, 2009 estimated fiscal year guidance ranges for revenues, free cash flow, and capital expenditures; and reconfirms its September 2, 2009 estimated fiscal year guidance range for Adjusted EBITDA.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for accretion, depletion of landfill operating lease obligations, severance and reorganization charges, goodwill impairment, environmental remediation charge, and development project charges (Adjusted EBITDA) and free cash flow, which are non-GAAP measures. In the future we may modify items considered in defining free cash flow and adjusted EBITDA if we believe it will help the understanding of our financial performance.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of companies in the solid waste industry, including us. Historically,

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these measures have been key in comparing the operating efficiency of publicly traded companies in the solid waste industry, and assist investors in measuring our ability to meet capital expenditures, payments on landfill operating lease contracts, and working capital requirements. For these reasons we utilize these non- GAAP metrics to measure our performance at all levels. Free cash flow, EBITDA and Adjusted EBITDA are not intended to replace “Net Cash Provided by Operating Activities,” which is the most comparable GAAP financial measure.  Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as capital expenditures, payments on landfill operating lease contracts, or working capital, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

For further information, contact Ned Coletta, director of finance and investor relations at (802) 772-2239, or visit the Company’s website at http://www.casella.com.

The Company will host a conference call to discuss these results on Thursday, December 3, 2009 at 10:00 a.m. ET. Individuals interested in participating in the call should dial (877) 397-0297 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://www.casella.com and follow the appropriate link to the webcast.

A replay of the call will be available on the company’s website, or by calling 719-457-0820 or 888-203-1112 (conference code #5472791), until 11:59 p.m. ET on Thursday, December 10, 2009.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as the Company “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “would,” “intends,” “estimates” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: we may be unable to reduce costs or increase revenues sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; and we may incur environmental charges or asset impairments in the future. There are a number of other important risks and uncertainties that could

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cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Annual Report on Form 10-K/A for the year ended April 30, 2009. We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

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CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except amounts per share)

	Three Months Ended		Six Months Ended
	October 31,	October 31,	October 31,	October 31,
	2008	2009	2008	2009

Revenues	$157,538	$133,733	$315,442	$266,833

Operating expenses:
Cost of operations	103,728	86,674	208,170	174,560
General and administration	18,299	14,818	36,739	31,106
Depreciation and amortization	19,505	18,347	38,975	37,876
	141,532	119,839	283,884	243,542

Operating income	16,006	13,894	31,558	23,291

Other expense/(income), net:
Interest expense, net	10,253	14,978	20,227	24,790
Loss on debt modification	—	—	—	511
Loss from equity method investments	1,045	159	2,173	1,378
Other income	(64)	(247)	(152)	(291)
	11,234	14,890	22,248	26,388

(Loss) income from continuing operations before income taxes and discontinued operations	4,772	(996)	9,310	(3,097)
Provision for income taxes	2,706	555	5,023	1,232

(Loss) income from continuing operations before discontinued operations	2,066	(1,551)	4,287	(4,329)

Discontinued Operations:
Loss from discontinued operations, net of income taxes (1)	—	—	(11)	—
Loss on disposal of discontinued operations, net of income taxes (1)	—	—	(34)	—

Net (loss) income available to common stockholders	$2,066	$(1,551)	$4,242	$(4,329)

Common stock and common stock equivalent shares outstanding, assuming full dilution	25,745	25,733	25,720	25,711

Net (loss) income per common share	$0.08	$(0.06)	$0.17	$(0.17)

Adjusted EBITDA (2)	$38,140	$34,665	$75,663	$66,070

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	April 30,	October 31,
	2009	2009
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,838	$2,004
Restricted cash	508	76
Accounts receivable - trade, net of allowance for doubtful accounts	51,296	56,179
Other current assets	23,093	20,645
Total current assets	76,735	78,904

Property, plant and equipment, net of accumulated depreciation	490,360	487,003
Goodwill	125,709	125,709
Intangible assets, net	2,635	2,377
Restricted cash	127	211
Investments in unconsolidated entities	41,798	41,742
Other non-current assets	13,598	22,472

Total assets	$750,962	$758,418

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$1,718	$1,827
Current maturities of financing lease obligations	1,344	1,418
Accounts payable	34,623	34,270
Other accrued liabilities	39,350	39,904
Total current liabilities	77,035	77,419

Long-term debt and capital leases, less current maturities	547,145	555,743
Financing lease obligations, less current maturities	12,281	11,570
Other long-term liabilities	48,191	53,324

Stockholders’ equity	66,310	60,362

Total liabilities and stockholders’ equity	$750,962	$758,418

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

	Six Months Ended
	October 31,	October 31,
	2008	2009
Cash Flows from Operating Activities:
Net (loss) income	$4,242	$(4,329)
Loss from discontinued operations, net	11	—
Loss on disposal of discontinued operations, net	34	—
Adjustments to reconcile net (loss) income to net cash provided by operating activities -
Gain on sale of equipment	(577)	(916)
Depreciation and amortization	38,975	37,876
Depletion of landfill operating lease obligations	3,520	3,165
Interest accretion on landfill and environmental remediation liabilities	1,603	1,738
Income from assets under contractual obligation	(114)	(150)
Amortization of premium on senior notes	(331)	(356)
Amortization of discount on term loan and second lien notes	—	626
Loss from equity method investments	2,173	1,378
Loss on debt modification	—	511
Stock-based compensation	954	1,040
Excess tax benefit on the exercise of stock options	(157)	—
Deferred income taxes	4,647	1,088
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(15,763)	(1,119)
	34,930	44,881
Net Cash Provided by Operating Activities	39,217	40,552
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(458)	—
Additions to property, plant and equipment - growth	(8,232)	(2,643)
- maintenance	(29,964)	(29,757)
Payments on landfill operating lease obligations	(1,825)	(4,538)
Proceeds from divestitures	670	—
Other	(1,501)	2,647
Net Cash Used In Investing Activities	(41,310)	(34,291)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	60,000	413,144
Principal payments on long-term debt	(59,104)	(405,344)
Payment of financing costs	—	(13,980)
Proceeds from exercise of stock options	1,289	85
Excess tax benefit on the exercise of stock options	157	—
Net Cash (Used in) Provided by Financing Activities	2,342	(6,095)
Cash Provided by Discontinued Operations	47	—
Net increase in cash and cash equivalents	296	166
Cash and cash equivalents, beginning of period	2,814	1,838
Cash and cash equivalents, end of period	$3,110	$2,004

Supplemental Disclosures:
Cash interest	$20,463	$17,212
Cash income taxes, net of refunds	$258	$550

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Unaudited

(In thousands)

Note 1:   The Company completed the divestiture of its FCR Greenville operation in the three months ended July 31, 2008 for cash proceeds of $670. The company recorded a loss on disposal of discontinued operations (net of tax) of $34. The operating results of this operation for the six months ended October 31, 2008 have been reclassified from continuing to discontinued operations in the accompanying consolidated financial statements. Revenues and loss attributable to discontinued operations for the six months ended October 31, 2008 were $282 and $11 (net of tax), respectively.

Note 2:          Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for accretion, depletion of landfill operating lease obligations, severance and reorganization charges, goodwill impairment charge, environmental remediation charge as well as development project charges (Adjusted EBITDA) and free cash flow, which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies within the industry, and assist investors in measuring our ability to meet capital expenditures, payments on landfill operating lease contracts and working capital requirements. For these reasons, we utilize these non-GAAP metrics to measure our performance at all levels. EBITDA, Adjusted EBITDA and Free Cash Flow are not intended to replace “Net Cash Provided by Operating Activities”, which is the most comparable GAAP financial measure. Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital, payments on landfill operating lease contracts or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

Following is a reconciliation of Adjusted EBITDA and EBITDA to Net Cash Provided by Operating Activities:

	Three Months Ended		Six Months Ended
	October 31,	October 31,	October 31,	October 31,
	2008	2009	2008	2009

Net Cash Provided by Operating Activities	$19,430	$15,851	$39,217	$40,552
Changes in assets and liabilities, net of effects of acquisitions and divestitures	7,973	4,260	15,763	1,119
Stock-based compensation, net of excess tax benefit on exercise of options	(439)	(510)	(797)	(1,040)
Provision for income taxes, net of deferred taxes	494	87	376	144
Net interest expense plus amortization of premium/discount	10,421	14,652	20,558	24,520
Severance and reorganization charges	7	—	7	—
Gain on sale of equipment and other	254	325	539	775
Adjusted EBITDA (2)	38,140	34,665	75,663	66,070
Interest accretion on landfill and environmental remediation liabilities	(825)	(779)	(1,603)	(1,738)
Depletion of landfill operating lease obligations	(1,797)	(1,645)	(3,520)	(3,165)
Severance and reorganization charges	(7)	—	(7)	—
EBITDA (2)	$35,511	$32,241	$70,533	$61,167

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended		Six Months Ended
	October 31,	October 31,	October 31,	October 31,
	2008	2009	2008	2009
Net Cash Provided by Operating Activities	$19,430	$15,851	$39,217	$40,552
Capital expenditures	(15,768)	(14,154)	(38,196)	(32,400)
Payments on landfill operating leases	(1,373)	(3,211)	(1,825)	(4,538)
Assets acquired through financing leases	(7,487)	—	(11,940)	—
Free Cash Flow	$(5,198)	$(1,514)	$(12,744)	$3,614

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of the Company’s total revenues attributable to services provided are as follows:

	Three Months Ended October 31,		Six Months Ended October 31,
	2008	2009	2008	2009
Collection	$57,356	$52,319	$115,698	$104,407
Disposal	33,691	28,633	66,051	58,375
Power/LFGTE	7,230	7,159	14,100	13,528
Processing and recycling	18,536	13,033	38,709	25,830
Solid waste operations	116,813	101,144	234,558	202,140
Major accounts	8,807	9,695	17,619	19,487
FCR recycling	31,918	22,894	63,265	45,206
Total revenues	$157,538	$133,733	$315,442	$266,833

Components of revenue growth for the three months ended October 31, 2009 compared to the three months ended October 31, 2008:

Solid waste operations (1)	Core price	1.5%
	Fuel recovery fee	-2.7%
	Volume	-9.5%
	Commodity price and volume	-3.0%
Total growth - Solid waste operations		-13.7%

FCR operations (1)	Price	-22.1%
	Volume	-6.2%
Total growth - FCR operations		-28.3%

Acquisitions		0.3%
Total revenue growth (2)		-15.1%

(1) - Calculated as a percentage of segment revenues.

(2) - Calculated as a percentage of total revenues.

Solid Waste Internalization Rates by Region (1):

	Three Months Ended October 31,		Six Months Ended October 31,
	2008	2009	2008	2009
Eastern region	59.6%	56.6%	59.0%	50.5%
Central region	83.0%	80.2%	80.0%	78.4%
Western region	62.9%	64.6%	65.6%	68.0%
Solid waste internalization	68.1%	65.6%	63.9%	64.8%

(1)  In the quarter ended July 31, 2009, the Company revised its internalization rate calulation to include third party waste received at its transfer facilities and disposed at its own landfills. The prior year internalization rates have been revised accordingly.

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CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

GreenFiber Financial Statistics - as reported (1):

	Three Months Ended October 31,		Six Months Ended October 31,
	2008	2009	2008	2009
Revenues	$35,496	$28,897	$65,729	$50,016
Net loss	(2,090)	(318)	(4,347)	(2,756)
Cash flow from operations	(1,472)	3,095	(4,150)	5,991
Net working capital changes	(2,345)	566	(5,698)	2,628
Adjusted EBITDA	$873	$2,529	$1,548	$3,363

As a percentage of revenue:

Net loss	-5.9%	-1.1%	-6.6%	-5.5%
Adjusted EBITDA	2.5%	8.8%	2.4%	6.7%

(1)  The Company holds 50% interest in US Green Fiber, LLC (“GreenFiber”), a joint venture that manufactures, markets and sells cellulose insulation made from recycled fiber.

Components of Growth and Maintenance Capital Expenditures (1):

	Three Months Ended October 31,		Six Months Ended October 31,
	2008	2009	2008	2009
Growth Capital Expenditures:
Landfill Development	$2,823	$801	$6,642	$1,026
MRF Equipment Upgrades	—	—	455	—
Other	685	1,001	1,135	1,617
Total Growth Capital Expenditures	3,508	1,802	8,232	2,643

Maintenance Capital Expenditures:
Vehicles, Machinery / Equipment and Containers	3,750	3,035	9,057	8,434
Landfill Construction & Equipment	6,753	7,886	18,206	18,951
Facilities	900	1,170	1,654	1,899
Other	856	261	1,047	473
Total Maintenance Capital Expenditures	12,259	12,352	29,964	29,757

Total Capital Expenditures	$15,767	$14,154	$38,196	$32,400

(1) The Company’s capital expenditures are broadly defined as pertaining to either growth or maintenance activities.  Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities.  Growth capital expenditures include the cost of equipment added directly as a result of new business as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities.  Growth capital expenditures also include those outlays associated with acquiring landfill operating leases, which do not meet the operating lease payment definition, but which were included as a commitment in the successful bid.  Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals and replacement costs for equipment due to age or obsolescence.

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